EXHIBIT (H)(9)

                 SCHEDULE OF FUNDS TO ADMINISTRATION AGREEMENT

                                   SCHEDULE A
                                   ----------


FUND                                       EFFECTIVE DATE   RATE OF FEE*<F15>
----                                       --------------   -----------------

Tax-Exempt Fund                             May 1, 2000          0.10%

Government Fund                             May 1, 2000          0.10%

S&P 100 Plus Fund                           May 1, 2000          0.10%

Achievers Fund                              May 1, 2000          0.10%

PSE Tech 100 Index Fund                     May 1, 2000          0.10%

Managed Growth Fund                         May 1, 2000          0.10%

Wisconsin Tax-Exempt Fund                   May 1, 2000          0.10%

Dow Jones U.S. Health Care 100 Plus Fund   April 17, 2001        0.10%

Dow Jones U.S. Financial 100 Plus Fund     April 17, 2001        0.10%

*<F15>  Fee is based on average daily net assets of the Fund.